Exhibit 10.10

                                 OPTICNET, INC.

                              CONSULTING AGREEMENT


         THIS AGREEMENT is made by OPTICNET, INC., its successors and its subsidiaries worldwide ("OPTICNET" or the "Company") and Danforth Joslyn, an individual residing at 2757 Chanate Road, Santa Rosa, California 95404 ("Contractor"), effective this 1st day of January, 2001, for the purpose of setting forth the exclusive terms and conditions by which OPTICNET will acquire Contractor's services on a temporary basis.

         In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Contractor for her or his services, the parties agree to the following:

         1. Work and Payment. Attached to this Agreement as "Exhibit A" hereto is a statement of the work to be performed by Contractor, Contractor's rate of payment for such work, expenses to be paid in connection with such work, the maximum price OPTICNET shall be obligated to pay under this Agreement and such other terms and conditions as shall be deemed appropriate or necessary for the performance of the work.

         OPTICNET is not obligated to issue any additional orders for work by Contractor under this Agreement. Contractor should not commence services under this Agreement until this Agreement is signed and delivered by an authorized representative of OPTICNET.

         2. Export. Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from OPTICNET or any products utilizing such data to any countries outside the United States which export maybe in violation of the United States Export Laws or Regulations. Nothing in this section releases Contractor from any obligation stated elsewhere in this Agreement not to disclose such data.

         This Section 2 shall survive the termination of this Agreement for any reason, including expiration of term.

         3. Proprietary Information and Inventions Agreement. Contractor and the Company hereby agree to execute the Proprietary information and Inventions Agreement attached hereto as Exhibit B.

         4. Termination. Either OPTICNET or Contractor may terminate this Agreement in the event of a material breach of the Agreement which is not cured within thirty (30) days of written notice to the other of such breach. Material breaches include but are not limited to the filing of bankruptcy papers or other similar arrangements due to insolvency, the assignment of Contractor's obligations to perform to third patties or Contractor's acceptance of employment or consulting arrangements with third parties which are or may be detrimental to OPTICNET'S business interests.

         OPTICNET or Contractor may terminate this Agreement for convenience with thirty (30) days written notice. In such event, Contractor shall cease work immediately after receiving notice from OPTICNET (unless otherwise advised by OPTICNET) or giving notice to OPTICNET, and shall notify OPTICNET of costs incurred up to the termination date.

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         5. Independent Contractor.  Contractor is an independent contractor, is not an agent or employee of OPTICNET and is not authorized to act on behalf of OPTICNET. Contractor will not be eligible for any employee benefits, nor will OPTICNET make deductions from any amounts payable to Contractor for taxes. Taxes shall be the sole responsibility of Contractor.

         6. General. The parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. This Agreement and the Exhibits attached hereto and hereby incorporated herein constitute the parties' final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement may not be waived, modified, amended or assigned unless mutually agreed upon in writing by both parties. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement. This Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws principles. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OPTICNET, INC.                  CONTRACTOR


By: /s/ Lawrence Wan            By: /s/ Danforth Joslyn

Chief Executive Officer         [intentionally left blank in electronic filing]

                                [Social Security Number]

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                                    EXHIBIT A

Work to be performed:  See Attachment #1.

Rate of payment: $7,000 per/mo shall be Contractor's compensation under this Agreement (the "Compensation).

Method of payment: The Compensation shall be payable on a monthly basis.

Expenses to be paid: "Reasonable Ordinary Business Expenses" shall be reimbursed by the Company. "Extraordinary Expenses," including travel and entertainment performed on behalf of the Company, shall be reimbursed if such extraordinary expenses have been approved in advance by an Officer of the Company.


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                                   EXHIBIT B

                [INTENTIONALLY LEFT BLANK IN ELECTRONIC FILING]



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                  D. Joslyn Consulting Agreement Attachment #1

         The following duties and responsibilities will be assumed:

         1. Plan, organize, and identify the resources needed to establish a world class MEMS development and manufacturing facility.

         2. Participate in developing market, product and customer strategies to take maximum advantage of OpticNet's core competencies.

         3. Provide management direction to product engineering, manufacturing and sales guiding the organization toward the realization of its near term and long term goals.

         4. Help build and maintain a strong team spirit within the company through a period of rapid change and challenge.

         5. Participate and assist in fund raising activities.



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